EXHIBIT 10(U)

NONQUALIFIED STOCK OPTION AGREEMENT

Optionee’s Name and Address:	Steven T. Guillen 334 Blackfield Drive Tiburon, California 94920

Date of Award	February 28, 2005

Vesting Commencement Date	February 28, 2005

Exercise Price per Share	$0.40

Total Number of Common Shares Subject to the Option (the “Shares”)	100,000

Total Exercise Price	$40,000

Type of Option:	Nonqualified Stock Option

Expiration Date:	February 28, 2015

Post-Termination Exercise Period:	Except as provided below, from the effective date of the Termination to the earlier of one (1) year after Termination or the Expiration Date

1. Grant of Option. Subject to the terms and conditions of this Nonqualified Stock Option Agreement (the “Option Agreement”), OXIS International, Inc., a Delaware corporation (the “Company”), hereby grants to Steven T. Guillen (the “Optionee”) an option (the “Option”) to purchase the Total Number of Common Shares subject to the Option (the “Shares”) set forth above, at the Exercise Price per Share set forth above (the “Exercise Price”). The Option is not intended to qualify as an ISO as defined in Section 422 of the Code.

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in Section 3 and with the other applicable provisions of this Option Agreement. The Option shall be subject to the provisions of Sections 3(c), 3(d), 4 and 12 hereof and any other applicable provisions of this Option Agreement relating to the exercisability or termination of the Option in the event of a Change in Control. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Committee or the Company’s Board of Directors (“Board”) which shall state the election to exercise the Option and the whole number of Shares in respect of which the Option is being exercised. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Committee or the Board to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 5(d) below.

(c) Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Committee or the Board for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Optionee incident to the receipt of Shares. Upon exercise of the Option, the Company or the Optionee’s employer may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax withholding obligations.

3. Vesting Schedule.

(a) Subject to the Optionee’s continued Service and other provisions set forth in this Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option are vested as of the Vesting Commencement Date; 25% of the Shares subject to the Option shall vest on the first anniversary of the Vesting Commencement Date; 25% of the Shares subject to the Option shall vest on the second anniversary of the Vesting Commencement Date; and the final 25% of the Shares subject to the Option shall vest on the third anniversary of the Vesting Commencement Date.

(b) Authorized Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Option shall resume upon the Optionee’s termination of the leave of absence and return to service to the Company or any Parent, Subsidiary or Affiliate of the Company. The Vesting Schedule of the Option set forth in Section 3(a) above shall be extended by the length of the suspension.

(c) Vesting upon Change in Control. In the event of a Change in Control as described below, any Shares subject to the Option not vested at the time of Change in Control shall immediately and automatically, as of the effective date of such Change in Control, vest and become exercisable for the period ending on the Expiration Date. In addition, the Shares subject to the Option shall vest immediately in the event that the Optionee terminates his employment with “Good Reason” as defined below.

(d) Change in Control Defined. For purposes of this Option Agreement, “Change in Control” shall mean any of the following transactions or events effecting a change in ownership or control of the Company:

(i) a merger, consolidation, or reorganization approved by the Company’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction;

(ii) any stockholder-approved transfer or any other disposition of all of the Company’s assets;

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(iv) a change in the composition of the Board such that (A) five (5) or more Board members resign or are otherwise removed as Board members within any period of six (6) consecutive months or less; (B) five (5) or more Board members opt not to stand for re-election to the Board within any period of six (6) consecutive months or less; or (C) any combination of the foregoing subsections 3(d)(iv)(A) and 3(d)(iv)(B) above occurs such that five (5) or more Board member positions are affected by a combination of resignations/removals, the option not to stand for re-election, or the increase/decrease of the authorized number of Board members within any period of six (6) consecutive months or less. As an example of the foregoing, and for illustrative purposes only, in the event that two (2) Board members resign and five (5) Board members opt not to stand for re-election, all of which occur within any period of six (6) months or less, a Change of Control will be deemed to have occurred.

4. Termination without Cause or Termination with Good Reason. Subject to the provisions of subsection 4(b) below and the other terms and conditions of this Option Agreement, in the event (i) the Company terminates Optionee’s employment without “Cause” (as defined below), (ii) within twelve months after a Change of Control (as defined above), the Optionee terminates his employment with “Good Reason” (as defined below) or (iii) the Optionee’s employment terminates as a result of the Optionee’s death or disability (any of the foregoing being a “Severance Termination”), the following provisions shall apply:

(a) Acceleration Upon Severance Termination. Upon a Severance Termination, the Optionee shall be able to exercise any options which have vested on or before the termination date until the later of (i) the fifth anniversary of the Vesting Commencement Date or (ii) the third anniversary of the date of termination; provided that, in all circumstances, this Option Agreement shall expire on the Expiration Date.

(b) Execution of Waiver and Release. The effectiveness of the provisions of subsection 4(a) above shall be contingent upon (i) the Optionee’s execution of a waiver and release of all claims against the Company substantially in the form as approved by the Board (however, such waiver and release form shall not materially modify or alter the terms of this

Option Agreement, nor shall such form place any conditions, restrictions or approvals, such as Board approvals or otherwise, on Optionee’s right to receive any benefit of any sort pursuant to this Option Agreement) and expiration of the seven-day revocation period referred to in such release, (ii) the Optionee’s not engaging in any competition with the Company during the period of his employment by the Company (iii) the Optionee’s “not engaging in any solicitation” during the period of his employment by the Company.

(c) Definition of Cause. In this Option Agreement, the term “Cause” means: (a) the Optionee’s failure to adhere to any written policy of the Company if the Optionee has been given a reasonable opportunity to comply with such policy and cure the Optionee’s failure to comply (which reasonable opportunity to cure must be granted for a period of ten (10) days); (b) the willful and continued failure by the Optionee, if not cured within ten (10) days after receipt by the Optionee of written notice from the Company reasonably detailing the matters to be cured, to substantially perform his material duties and responsibilities with the Company under this Agreement as directed by the Board (other than any such failure resulting from his incapacity due to physical or mental illness); (c) the Optionee’s appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (d) the Optionee’s misappropriation (or attempted misappropriation) of any of the Company’s funds or property (including without limitation trade secrets and other intellectual property); (e) Optionee committing a material breach of the employment letter agreement dated February 28, 2005 (“employment letter agreement”), or the non disclosure and inventions assignment agreement (the “NDA”) that the Optionee signed in connection with the commencement of his employment with the Company, which breach is not cured within ten (10) days after written notice to Optionee from the Company; or (f) the Optionee’s conviction of, or the Optionee’s entering of a guilty plea or pleas of no contest with respect to, a felony or the equivalent thereof.

(d) Definition of Good Reason. In this Option Agreement, the term “Good Reason” means (i) the Optionee’s assignment (without the Optionee’s consent) to a position, title, responsibilities, or duties of a materially lesser status or degree of responsibility than the position, responsibilities, or duties of Chief Executive Officer of the Company (a change in title of President does not constitute “Good Reason”); (ii) the relocation (without the Optionee’s consent) of the Company’s principal office at which the Optionee is principally employed to a location which is more than 30 miles from the location of the Company’s principal offices on the date of this Option Agreement; provided, however, that the Optionee must have given the written notice to the Company that the Optionee believes he has the right to terminate employment for Good Reason, specifying in reasonable detail the events comprising the Good Reason, and the Company fails to eliminate the Good Reason within fifteen (15) days after receipt of the notice.

5. Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate any applicable law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee or Board may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised, provided, however, that Shares acquired under any equity compensation plan or agreement of the Company must have been held by the Optionee for a period of more than six (6) months (and not used for another option exercise by attestation during such period); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

6. Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws.

7. Termination or Change of Service. In the event of the Optionee’s change in status from Employee, Outside Director or Consultant to any other status of Employee, Outside Director or Consultant, the Option shall remain in effect and vesting of the Option shall continue only to the extent determined by the Committee or Board as of such change in status; provided that any acceleration of vesting required by the terms of this Option Agreement shall occur without action by the Committee or Board. Except as provided in Sections 8 and 9 below, to the extent that the Option was unvested on the date on which the Optionee’s Service terminates (the “Termination Date”), or if the Optionee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

8. Disability of Optionee. In the event the Optionee’s Service terminates as a result of his death or Disability (as defined below), the Optionee may exercise the portion of the Option that was vested on the Termination Date in accordance with the terms of Section 4(a) hereof. To the extent that the Option was unvested on the Termination Date, or if the Optionee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. For purposes of this Option Agreement, “Disability” means as defined under the long-term disability policy of the Company or the Parent, Subsidiary or Affiliate of the Company to which the Optionee provides services regardless of whether the Optionee is covered by such policy. If the Company or the Parent, Subsidiary or Affiliate of the Company to which the Optionee provides service does not have a long-term disability plan in place, “Disability” means that a Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. The Optionee will not be considered to have incurred a Disability unless he furnishes proof of such impairment sufficient to satisfy the Committee or Board in its discretion.

9. Death of Optionee. In the event of the termination of the Optionee’s Service as a result of his death, the person who acquired the right to exercise the Option pursuant to Section 10 may exercise the portion of the Option that was vested at the date of termination in accordance with the terms of Section 4(a) hereof (but in no event later than the Expiration Date). In the event of the Optionee’s death during the Post-Termination Exercise Period or during the exercise period following the Optionee’s termination of Service as a result of his Disability, the person who acquired the right to exercise the Option pursuant to Section 10 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death and did not become vested on such date by operation of the terms of this Option Agreement, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

10. Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Optionee to the extent and in the manner authorized by the Committee or the Board. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of the Option in the event of the Optionee’s death on a beneficiary designation form provided by the Committee or the Board. Following the death of the Optionee, the Option, to the extent provided in Section 9, may be exercised (a) by the person or persons designated under the deceased Optionee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Optionee.

11. Term of Option. The Option must be exercised no later than the Expiration Date or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

12. Change in Control. This Option shall not terminate in connection with a Change in Control. In the event the Company shall be acquired pursuant to a merger, acquisition, stock purchase, reorganization or similar transaction, this Option shall be assumed by the acquiring entity with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the Option and the exercise or purchase price thereof which at least preserves the value of the Option existing at the time of the Change in Control as determined in accordance with the instruments evidencing the agreement to assume the Option.

13. Adjustments to Number of Shares and Exercise Price. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Common Shares covered by the Option; and

(b) The Exercise Price under the Option.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee or the Board shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Section 13, the Optionee shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

14. Dissolution or Liquidation. To the extent not previously exercised, the Option shall terminate immediately prior to the dissolution or liquidation of the Company.

15. Continuation of Option. In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the Option by the Company, if the Company is a surviving corporation, (b) the assumption of the Option by the surviving corporation or its parent or subsidiary or (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the Option.

16. No Rights as a Stockholder Prior to Exercise. The Optionee shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by the Option prior to the time when he becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in this Option Agreement.

17. Tax Consequences. Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of Option. On exercise of the Option, the Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(b) Disposition of Shares. If Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

18. Legal Requirements. Any other provision of this Option Agreement notwithstanding, the obligation of the Company to issue Common Shares under the Option shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to the Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

19. Section 280G of the Code. This Section 19 shall apply to the Option only if the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of the Option to the Optionee, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Optionee (including the excise tax under Section 4999 of the Code), will be greater after the application of this Section 19 than it was before the application of this Section 19. If this Section 19 applies to the Option, it shall supersede any contrary provision of this Option Agreement.

(a) Excess Parachute Payments. In the event that the Auditors determine that any payment or transfer by the Company under the Option to the Optionee (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 19, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(b) Notice of Nondeductible Payment. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Optionee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Optionee may then elect, in his sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his election within 10 days of receipt of notice. If no such election is made by the Optionee within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Optionee promptly of such election. For purposes of this Section 19, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 19 shall be binding upon the Company and the Optionee and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Optionee such amounts as are then due to him under this Option Agreement and shall promptly pay or transfer to or for the benefit of the Optionee in the future such amounts as become due to him or her under this Option Agreement.

(c) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Optionee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Optionee which he shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Optionee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Optionee, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

(d) Company. For purposes of this Section 19, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

20. Optionee’s Representations.

(a) This Option Agreement is made in reliance upon the Optionee’s representation to the Company, which by its acceptance hereof the Optionee hereby confirms, that this Option Agreement and any Shares to be received by him will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that he has no present intention of selling, granting participation in, or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of his property shall at all times be within his control. The Optionee also represents and warrants that he has sufficient business and financial experience to enable him to protect his own interests in connection with the purchase of Stock hereunder.

(b) The Optionee understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act of 1933, as amended (the ”1933 Act”), or any United States securities laws.

(c) The Optionee understands that the Option and the Shares are not registered under the 1933 Act, as amended, on the basis that issuance of this Option Agreement and the sale provided for in this Option Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Optionee’s representations set forth herein. The Optionee realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Optionee has in mind merely acquiring the Option or the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Optionee does not have any such intention.

(d) The Optionee understands that the Option and the Shares may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Option or the Shares, as applicable, or an available exemption from registration under the 1933 Act, the Option and the Shares must be held indefinitely. In particular, the Optionee is aware that the Option and the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. The Optionee represents that, in the absence of an effective registration statement covering the Option or the Shares, as applicable, he will sell, transfer, or otherwise dispose of the Option or the Shares only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of paragraph 20(e) hereof.

(e) The Optionee agrees that in no event will he make a transfer or disposition of the Option or any of the Shares (other than pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Optionee or transferee, the Optionee shall have furnished to the Company either (A) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act or (B) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto.

(f) The Optionee understands that as long as the Optionee is an “affiliate” of the Company (as defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Rule 144”)) the Stock may be sold, transferred or otherwise disposed of only in accordance with the applicable provisions of Rule 144. The Optionee further understands that, as long as he is an executive officer of the Company (or otherwise has access to material non-public information), he must comply with the Company’s insider trading policies and the applicable provisions of Section 16 of the Securities Exchange Act of 1934, as amended (and regulations promulgated thereunder).

21. Certain Definitions. For purposes of this Option Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Common Share” means one share of the common stock of the Company.

(e) “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

(f) “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(g) “Fair Market Value” means the market price of Common Shares, determined by the Committee or the Board in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee or the Board shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

(h) “Outside Director” means a member of the Board who is not an Employee.

(i) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the effective date of this Agreement shall be considered a Parent commencing as of such date.

(j) “Service” means service as an Employee, Outside Director or Consultant.

(k) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the effective date of this Option Agreement shall be considered a Subsidiary commencing as of such date.

22. THE OPTIONEE ACKNOWLEDGES THAT THE OPTIONEE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS OPTION AGREEMENT, THAT THE OPTIONEE HAS READ AND UNDERSTANDS THE OPTION AGREEMENT, THAT THE OPTIONEE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT THE OPTIONEE HAS ENTERED INTO IT FREELY BASED ON THE OPTIONEE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS OPTION AGREEMENT.

23. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S SERVICE. THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OR THE OPTION AGREEMENT SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE OPTIONEE’S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY OR THE PARENT, SUBSIDIARY OR AFFILIATE OF THE COMPANY TO WHICH THE OPTIONEE PROVIDES SERVICES TO TERMINATE THE OPTIONEE’S SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE OPTIONEE ACKNOWLEDGES THAT UNLESS THE OPTIONEE’S EMPLOYMENT WITH THE COMPANY TO THE CONTRARY, THE OPTIONEE’S STATUS IS AT WILL.

24. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF

CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

25. Entire Agreement: Governing Law. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. Nothing in this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. This Option Agreement is to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Oregon to the rights and duties of the parties. Should any provision of this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

26. Headings. The captions used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

27. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of this Option Agreement shall be submitted by the Optionee or by the Company to the Committee or the Board. The resolution of such question or dispute by the Committee or the Board shall be final and binding on all persons.

28. Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to this Option Agreement shall be brought in the United States District Court for the District of Oregon (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Oregon state court in the County of Multnomah) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

29. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

[The remainder of page was intentionally left blank.]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement and agree that the Option is to be governed by the terms and conditions of this Option Agreement.

OPTIONEE:	OXIS INTERNATIONAL, INC.

	By:	/s/ S. Colin Neill

/s/ Steven T. Guillen	Title: Secretary
(Signature)

Address:	Address:

334 Blackfield Dr.	6040 N. Cutter Circle, Suite 317
Tiburon, CA 94920	Portland, OR 97217

EXHIBIT A

EXERCISE NOTICE

OXIS International, Inc.

6040 N. Cutter Circle, Suite 317

Portland, OR 97217

Attention: Secretary

1. Exercise of Option. Effective as of today, ______________, ___ the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase ___________ Common Share (the “Shares”) of OXIS International, Inc. (the “Company”) under and pursuant to the Nonqualified Stock Option Agreement (the “Option Agreement”) dated February 28, 2005. Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Exercise Notice.

2. Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions and reiterates all the representations he made in such Option Agreement.

3. Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section [__] hereof.

4. Delivery of Payment. The Optionee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price, to the extent permissible under applicable law.

5. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.

6. Taxes. The Optionee agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of

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the successors and assigns of the Company. This Exercise Notice shall be binding upon the Optionee and his heirs, executors, administrators, successors and assigns.

8. Headings. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.

9. Administration and Interpretation. The Optionee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Optionee or by the Company to the Committee or the Board. The resolution of such question or dispute by the Committee or the Board shall be final and binding on all persons.

10. Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Oregon to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13. Entire Agreement. The Option Agreement is incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the

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Company and the Optionee. Nothing in the Option Agreement or this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

OPTIONEE:	OXIS INTERNATIONAL, INC.

By:

Title:
(Signature)
Address:	Address:

6040 N. Cutter Circle, Suite 317
Portland, OR 97217

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